EXHIBIT 4.21.2

EXECUTION VERSION

PNC BANK, NATIONAL ASSOCIATION

AMENDMENT NO. 1

TO THE ISSUING AND PAYING AGENCY AGREEMENT

May 22, 2015

WHEREAS, the parties hereto have previously entered into an Issuing and Paying Agency Agreement, dated January 16, 2014 (the “Issuing and Paying Agency Agreement”), whereby PNC Bank, National Association (the “Bank”) appointed PNC Bank, National Association (the “Issuing and Paying Agent”) to act, on the terms and conditions specified therein, as issuing and paying agent for the Global Bank Notes and to perform such other responsibilities as are described therein.

WHEREAS, the Bank has previously entered into a Distribution Agreement, dated January 16, 2014 (as amended by the Distribution Agreement Amendment (as defined below), the “Distribution Agreement”), with respect to the issue and sale by the Bank through the dealers listed on Schedule I thereto (the “Dealers”) of its Bank Notes (each, a “Bank Note” and collectively, the “Bank Notes”) in such amounts as may be duly authorized by the Bank.

WHEREAS, Pursuant to resolutions duly adopted by the board of directors of the Bank, dated May 21, 2015, a copy of which the Bank has provided to the Issuing and Paying Agent, the maximum aggregate principal amount of Global Bank Notes which may be issued and outstanding at any one time has been increased to $30,000,000,000.

WHEREAS, on the date hereof, the Bank and the Dealers have agreed to an amendment of the Distribution Agreement (the “Distribution Agreement Amendment”), to among other things, memorialize the increase in the maximum aggregate principal amount of Bank Notes that may be issued and outstanding.

WHEREAS, the Bank has determined to revise the forms of Subordinated Bank Notes to reflect certain regulatory guidance.

WHEREAS, the parties hereto wish to amend the terms of the Issuing and Paying Agency Agreement as set forth in this amendment (“Amendment No. 1”).

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment to the Terms of the Issuing and Paying Agency Agreement.

(a) Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Issuing and Paying Agency Agreement.

i. Modifications to the Issuing and Paying Agency Agreement. References to the “Offering Circular” shall be deemed to refer to Offering Circular as defined in the Distribution Agreement.

ii. The fourth paragraph of Section 1 is replaced in its entirety with the following:

“The aggregate principal amount of the Global Bank Notes which may be issued and outstanding under this Agreement at any one time is $30,000,000,000; provided, that such maximum aggregate principal amount may be increased at any time pursuant to a resolution duly adopted by the board of directors of the Bank, which resolution shall be promptly provided to the Issuing and Paying Agent.”

iii. Exhibit B-3, the form of Fixed Rate Global Subordinated Bank Note, is hereby replaced in its entirety with Exhibit B-3.1 hereto.

iv. Exhibit B-4, the form of Floating Rate Global Subordinated Bank Note, is hereby replaced in its entirety with Exhibit B-4.1 hereto.

(b) Interpretation. Upon the execution and delivery of this Amendment No. 1, the Issuing and Paying Agency Agreement shall be modified and amended in accordance with this Amendment No. 1, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Amendment No. 1 will control. For the avoidance of doubt, references in the Issuing and Paying Agency Agreement to this “Agreement” shall refer to the Issuing and Paying Agency Agreement, as amended by this Amendment No. 1.

(c) Ratification. The Issuing and Paying Agency Agreement, as modified and amended by this Amendment No. 1, is hereby ratified and confirmed in all respects and shall bind each party hereto.

SECTION 2. Notices.

(d) All communications by or on behalf of the Bank relating to the issuance, transfer, exchange or payment of Bank Notes or interest thereon shall be directed to the

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offices of the Issuing and Paying Agent located at 116 Allegheny Center Mall P8-YB35-02-8, Pittsburgh, Pennsylvania 15122, Attention: Securities Settlement, or to such other offices as the Issuing and Paying Agent shall specify in writing to the Bank. The Bank will send all Global Bank Notes to be completed and delivered by the Issuing and Paying Agent to such offices or such other offices as the Issuing and Paying Agent shall specify in writing to the Bank.

(e) All other notices and communications hereunder shall be in writing and shall be addressed as follows:

(i)	If to the Bank:

PNC Bank, National Association

Three PNC Plaza

225 Fifth Avenue

6th Floor

Pittsburgh, Pennsylvania 15222

Attention: Lisa Kovac

Telephone: 412-762-8400

Fax: 412-762-1728

Email: lisa.kovac@pnc.com

(ii)	If to the Issuing and Paying Agent:

PNC Bank, National Association

116 Allegheny Center Mall

P8-YB35-02-8

Pittsburgh, Pennsylvania 15212

Attention: Security Settlements

SECTION 3. Governing Law.

This Amendment No. 1 shall be governed by, construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed in such Commonwealth, without regard to conflicts of laws principles.

SECTION 4. Counterparts.

This Amendment No. 1 may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, and each such counterpart, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed on their behalf by their officers thereunto duly authorized, all as of the day and year first above written.

PNC BANK, NATIONAL ASSOCIATION, as the Bank

By:	/s/ Randall C. King
Name:	Randall C. King
Title:	Executive Vice President

PNC BANK, NATIONAL ASSOCIATION, as the Issuing and Paying Agent

By:	/s/ Lisa M. Kovac
Name:	Lisa M. Kovac
Title:	Senior Vice President

[Signature Page to Amendment No. 1 to the Issuing and Paying Agency Agreement]

EXHIBIT B-3.1

(Form of Fixed Rate Global Subordinated Bank Note)

EXHIBIT B-3.1

THIS SUBORDINATED NOTE IS AN OBLIGATION SOLELY OF PNC BANK, NATIONAL ASSOCIATION (THE “BANK”) AND WILL NOT BE AN OBLIGATION OF, OR OTHERWISE GUARANTEED BY, ANY OTHER BANK OR THE PNC FINANCIAL SERVICES GROUP, INC. OR ANY AFFILIATE THEREOF OTHER THAN THE BANK.

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS SUBORDINATED TO CLAIMS OF DEPOSITORS AND GENERAL CREDITORS, IS UNSECURED, AND IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE BANK.

UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”) TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCHAS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS SUBORDINATED NOTE IS ISSUABLE ONLY IN FULLY REGISTERED FORM IN MINIMUM DENOMINATIONS OF $250,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF. EACH OWNER OF A BENEFICIAL INTEREST IN THIS SUBORDINATED NOTE MUST BE AN INVESTOR WHO IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IS REQUIRED TO HOLD A BENEFICIAL INTEREST IN A $250,000 PRINCIPAL AMOUNT OR ANY INTEGRAL MULTIPLE OF $1,000 IN EXCESS THEREOF OF THIS SUBORDINATED NOTE AT ALL TIMES.

B-3.1-1

No. FXR-
CUSIP NO.:	REGISTERED
GLOBAL SUBORDINATED BANK NOTE (Fixed Rate)
ORIGINAL ISSUE DATE:	PRINCIPAL AMOUNT:

INTEREST RATE: %	MATURITY DATE[1]:

INTEREST PAYMENT DATE(S):
☐ At Maturity only
☐ and of each year	INITIAL INTEREST PAYMENT DATE:
☐ Other:
REGULAR RECORD DATES (if other than the fifteenth calendar day (whether or not a Business Day) next preceding the applicable Interest Payment Date):

INITIAL REDEMPTION DATE:	INITIAL REDEMPTION PERCENTAGE:

ANNUAL REDEMPTION PERCENTAGE REDUCTION:	HOLDER’S OPTIONAL REPAYMENT DATE(S)[2]:

DAY COUNT CONVENTION
☐ 30/360
☐ OTHER:

ADDENDUM ATTACHED:	ORIGINAL ISSUE DISCOUNT:
☐ Yes	☐ Yes
☐ No	☐ No

DEFAULT RATE: %	Total Amount of OID:
Yield to Maturity:
OTHER PROVISIONS:	Initial Accrual Period:

[1]	The Maturity Date will be five years or more from the Original Issue Date.
[2]	No repayment will be made without the prior written approval of the Office of the Comptroller of the Currency (the “OCC”) if such approval is then required under applicable law, regulations or regulatory guidelines (including, without limitation, the applicable capital regulations and guidelines of the OCC).

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PNC Bank, National Association (the “Bank”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                                          United States Dollars on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest in arrears thereon from and including the Original Issue Date specified above or from and including the most recent interest payment date on which interest on this Subordinated Note (or any predecessor Subordinated Note) has been paid or duly provided for on the Interest Payment Date or Dates specified above (each, an “Interest Payment Date”), and at maturity or upon earlier redemption or repayment, if applicable, commencing on the Initial Interest Payment Date specified above at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal and premium, if any, and on any overdue installment of interest. If no Default Rate is specified above, the Default Rate shall be the Interest Rate on this Subordinated Note specified above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Subordinated Note (or any predecessor Subordinated Note) is registered at the close of business on the Regular Record Date, which unless otherwise specified above shall be the fifteenth calendar day (whether or not a Business Day (as defined below)) next preceding the applicable Interest Payment Date (a “Regular Record Date”); provided, however, that interest payable at maturity or upon earlier redemption or repayment, if applicable, will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder as of the close of business on such Regular Record Date, and will instead be payable to the person in whose name this Subordinated Note (or any predecessor Subordinated Note) is registered at the close of business on a special record date for the payment of such defaulted interest (the “Special Record Date”) determined by the Issuing and Paying Agent (as defined below), notice of which shall be given to the holders of Subordinated Notes not less than 10 calendar days prior to such Special Record Date.

Payment of principal of, premium, if any, and interest on, this Subordinated Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Bank will at all times appoint and maintain an issuing and paying agent (which may be the Bank) (the “Issuing and Paying Agent,” which term shall include any successor Issuing and Paying Agent), authorized by the Bank to pay principal of, premium, if any, and interest on, this Subordinated Note on behalf of the Bank pursuant to an issuing and paying agency agreement (the “Issuing and Paying Agency Agreement”) and having an office or agency (the “Issuing and Paying Agent Office”) in New York City or in the city in which the Bank is headquartered (the “Place of Payment”), where this Subordinated Note may be presented or surrendered for payment and where notices, designations or requests in

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respect of payments with respect to this Subordinated Note may be served. The Bank has initially appointed PNC Bank, National Association as the Issuing and Paying Agent, with the Issuing and Paying Agent Office currently located at 116 Allegheny Center Mall, P8-YB35-02-8, Pittsburgh, Pennsylvania 15212, Attention: Security Settlements. The Bank may resign as or remove the Issuing and Paying Agent pursuant to the terms of the Issuing and Paying Agency Agreement and may appoint a successor Issuing and Paying Agent.

Payment of principal of, premium, if any, and interest on, this Subordinated Note due at maturity or upon earlier redemption or repayment, if applicable, will be made in immediately available funds upon presentation and surrender of this Subordinated Note to the Issuing and Paying Agent at the Issuing and Paying Agent Office; provided that this Subordinated Note is presented to the Issuing and Paying Agent in time for the Issuing and Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on this Subordinated Note (other than at maturity or upon earlier redemption or repayment) will be made by wire transfer to such account as has been appropriately designated to the Issuing and Paying Agent by the person entitled to such payments.

Reference herein to “this Subordinated Note”, “hereof”, “herein” and comparable terms shall include an Addendum hereto if an Addendum is specified above.

Reference is hereby made to the further provisions of this Subordinated Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Bank has caused this Subordinated Note to be duly executed.

PNC BANK, NATIONAL ASSOCIATION

By:
Authorized Signatory

Dated:

ISSUING AND PAYING AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes referred to in the Issuing and Paying Agency Agreement.

PNC BANK, NATIONAL ASSOCIATION,
as the Issuing and Paying Agent

By:
Authorized Signatory

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[Reverse]

This Subordinated Note is one of a duly authorized issue of Subordinated Bank Notes of the Bank due five years or more from date of issue (the “Subordinated Notes”).

Payments of interest hereon will include interest accrued to but excluding the relevant Interest Payment Date or Maturity Date or date of earlier redemption or repayment, as the case may be. Unless otherwise specified on the face hereof, interest on this Subordinated Note will be computed on the basis of a 360-day year of twelve 30-day months.

Any provision contained herein with respect to the calculation of the rate of interest applicable to this Subordinated Note, its Interest Payment Dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified on the face hereof.

If any Interest Payment Date, Maturity Date or date of earlier redemption or repayment of this Subordinated Note falls on a day which is not a Business Day, the related payment of principal of, premium, if any, and any interest on, this Subordinated Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Maturity Date or date of earlier redemption or repayment, as the case may be. “Business Day” means, unless otherwise specified on the face hereof, any day that is not a Saturday or Sunday and that in New York City and in Pittsburgh, Pennsylvania is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

The indebtedness of the Bank evidenced by this Subordinated Note, including principal, premium, if any, and interest, is unsecured and subordinate and junior in right of payment to the Bank’s obligations to its depositors (including uninsured depositors), its obligations under bankers’ acceptances and letters of credit, its obligations to secured and unsecured creditors (including obligations to holders of senior notes and general creditors and any obligations to any Federal Reserve Bank, the Federal Deposit Insurance Corporation (the “FDIC”), any Federal Home Loan Bank and any rights acquired by the FDIC as a result of loans made by the FDIC to the Bank or the purchase or guarantee of any of its assets by the FDIC, pursuant to the provisions of 12 U.S.C. Section 1823(c), (d) or (e)), its obligations with respect to claims under its other obligations, including its obligations under any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate futures or option contracts, or other financial agreement or arrangement designed to protect against fluctuations in interest rates or foreign exchange currencies, and any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar obligations in respect of such obligations, in each case whether such obligations are outstanding at this date or are hereafter incurred, other than any obligations which by their express terms rank on a parity with, or junior to, the Subordinated Notes. In

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addition, the Subordinated Notes may be fully subordinated to interests held by the U.S. government in the event the Bank or The PNC Financial Services Group, Inc., its parent company, enters into any receivership, insolvency, liquidation, or similar proceeding.

In case of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Bank, whether voluntary or involuntary, all such obligations (except obligations which rank on a parity with, or junior to, the Subordinated Notes) shall be entitled to be paid in full before any payment shall be made on account of the principal of, premium, if any, or interest on this Subordinated Note. In the event of any such proceeding, after payment in full of all sums owing with respect to such prior obligations, the holder of this Subordinated Note, together with any obligations of the Bank ranking on a parity with this Subordinated Note, shall be entitled to be paid from the remaining assets of the Bank, the unpaid principal, premium, if any, and interest on this Subordinated Note and such other obligations, as applicable, before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Bank ranking junior to this Subordinated Note.

The Bank is subject to examination, regulation and supervision by the Office of the Comptroller of the Currency (“OCC”). The deposits of the Bank are insured, up to the applicable limits, by the FDIC. As a result, the Bank is also subject to regulation by the FDIC. Notwithstanding any other provisions of this Subordinated Note, including specifically those relating to subordination, events of default and covenants of the Bank, it is expressly understood and agreed that, in the event the Bank is considered “undercapitalized” as defined under applicable law, and fails to satisfactorily implement a required capital restoration plan, the Bank may be subject to restrictions and requirements applicable to “significantly undercapitalized” institutions, as defined in applicable law, or if the Bank is considered “significantly undercapitalized,” the OCC has the legal authority to require the Bank to sell shares in the Bank, enter into a merger or consolidation, or be acquired by a depository institution or a depository institution holding company. This authority supersedes and voids any default that may have occurred resulting from such OCC action. In addition, if the Bank is considered “critically undercapitalized” as defined under applicable law, the Bank will be prohibited from making principal or interest payments on this Subordinated Note without prior OCC approval.

If the Bank is placed in receivership by the OCC, any receiver or conservator of the Bank appointed by the OCC (including the FDIC) may, in the performance of its legal duties, transfer or direct the transfer of the obligations of this Subordinated Note to any entity selected by the receiver or conservator. Any entity selected in this manner shall expressly assume the obligation to pay the unpaid principal, and interest and premium, if any, on this Subordinated Note and perform all covenants and conditions in a timely manner. The completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may

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occur due or related to such transaction, plan, transfer or assumption, pursuant to the provisions of this Subordinated Note, and shall serve to return the holder to the same position, other than for substitution of the original obligor, it would have occupied had no default, acceleration or subordination occurred. Notwithstanding the foregoing, however, any interest and principal previously due, other than by reason of acceleration, and not paid, shall be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein, unless the holder of this Subordinated Note has made an agreement to the contrary.

This Subordinated Note will not be subject to any sinking fund. If so provided on the face of this Subordinated Note and subject to the prior approval, if then required, of the OCC, this Subordinated Note may be redeemed by the Bank either in whole or in part on and after the Initial Redemption Date, if any, specified on the face hereof. If no Initial Redemption Date is specified on the face hereof, this Subordinated Note may not be redeemed prior to the Maturity Date. On and after the Initial Redemption Date, if any, and subject to the prior approval, if then required, of the OCC, this Subordinated Note may be redeemed in increments of $1,000 (provided that any remaining principal amount hereof shall be at least $250,000 and no owner of a beneficial interest in this Subordinated Note shall hold a beneficial interest of less than $250,000 principal amount) at the option of the Bank at the applicable Redemption Price (as defined below), together with unpaid interest accrued hereon at the applicable rate borne by this Subordinated Note to the date of redemption (each such date, a “Redemption Date”), on written notice given not more than 60 nor less than 30 calendar days prior to the Redemption Date to the registered holder hereof. Whenever less than all the Subordinated Notes at any time outstanding are to be redeemed, the terms of the Subordinated Notes to be so redeemed shall be selected by the Bank. If less than all the Subordinated Notes with identical terms at any time outstanding are to be redeemed, the Subordinated Notes to be so redeemed shall be selected by the Issuing and Paying Agent pro rata, by lot or in any usual manner approved by it or required by the Depositary. In the event of redemption of this Subordinated Note in part only, a new Subordinated Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof. The Issuing and Paying Agent is not required to register the transfer of or exchange of any Subordinated Note that has been called for redemption in whole or in part, except the unredeemed portion of the Subordinated Notes being redeemed in part, during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of such redemption and ending at the close of business on the day of such mailing.

The “Redemption Price” in an optional redemption described in the preceding paragraph shall initially be the Initial Redemption Percentage specified on the face hereof of the principal amount of this Subordinated Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date specified on the face hereof by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

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In addition, the Bank may redeem this Subordinated Note in whole but not in part at any time at a redemption price equal to the principal amount of the Note or, in the case of a Discount Note, equal to the amortized face amount as determined as of the date of redemption, together with unpaid interest accrued hereon at the applicable rate borne by this Subordinated Note to but excluding the date fixed for redemption (“Capital Treatment Event Redemption Date”), at any time within 90 days of a Capital Treatment Event. As used herein, “Capital Treatment Event” means the reasonable determination by the Bank that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision thereof or therein; or any official or administrative pronouncement or action or judicial decision interpreting such laws or regulations; which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date hereof, there is more than an insubstantial risk that the Bank will not be entitled to treat an amount equal to the principal amount of this Subordinated Note as tier 2 capital, or the equivalent thereof, for purposes of the capital adequacy guidelines as in effect and applicable to the Bank on the Original Issue Date. In the event of a redemption for a Capital Treatment Event, the Bank will give irrevocable notice of its intention to redeem this Subordinated Note not more than 60 nor less than 30 days prior to the Capital Treatment Event Redemption Date.

From and after any Redemption Date or Capital Treatment Event Redemption Date, if monies for the redemption of this Subordinated Note have been made available for redemption on the applicable redemption date, this Subordinated Note will cease to bear interest, if applicable, and the only right of the holders of the Subordinated Notes shall be to receive payment of the principal amount or, in the case of a Discount Note, the amortized face amount, together with unpaid interest accrued hereon at the applicable rate borne by this Subordinated Note to the Capital Treatment Event Redemption Date.

This Subordinated Note may be subject to repayment at the option of the holder hereof in accordance with the terms hereof either in whole or in part on any Holder’s Optional Repayment Date(s), if any, specified on the face hereof; provided that no repayment shall occur earlier than five years after the Original Issue Date and this Subordinated Note will not be repayable prior to Maturity without the prior approval of the OCC if then required under applicable law, regulations or regulatory guidelines (including, without limitation, the applicable capital regulations and guidelines of the OCC). If no Holder’s Optional Repayment Date is specified on the face hereof, this Subordinated Note will not be repayable at the option of the holder hereof prior to the Maturity Date. On any Holder’s Optional Repayment Date, if any, this Subordinated Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount hereof will be at least $250,000 and no owner of a beneficial interest in this Subordinated Note will hold a beneficial interest of less than $250,000

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principal amount) at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest hereon payable to the date of repayment. For this Subordinated Note to be repaid in whole or in part at the option of the holder hereof on a Holder’s Optional Repayment Date, this Subordinated Note must be delivered, with the form entitled “Option to Elect Repayment” attached hereto duly completed, to the Issuing and Paying Agent at its offices currently located at 116 Allegheny Center Mall, P8-YB35-02-8, Pittsburgh, Pennsylvania 15212, Attention: Security Settlements, or at such other address which the Bank shall from time to time notify the holders of the Subordinated Notes, not more than 60 nor less than 30 calendar days prior to such Holder’s Optional Repayment Date. In the event of repayment of this Subordinated Note in part only, a new Subordinated Note for the unrepaid portion hereof shall be issued in the name of the holder hereof upon the surrender hereof. Exercise of such repayment option by the holder hereof shall be irrevocable.

In case any Subordinated Note shall at any time become mutilated, destroyed, lost or stolen, and such Subordinated Note or evidence of the loss, theft or destruction thereof satisfactory to the Bank and the Issuing and Paying Agent and such other documents or proof as may be required by the Bank and the Issuing and Paying Agent shall be delivered to the Issuing and Paying Agent, the Bank shall issue and the Issuing and Paying Agent shall authenticate a new Subordinated Note, of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated Subordinated Note or in lieu of the Subordinated Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Subordinated Note, only upon receipt of evidence satisfactory to the Bank and the Issuing and Paying Agent that such Subordinated Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Bank and the Issuing and Paying Agent. Upon the issuance of any substituted Subordinated Note, the Bank and the Issuing and Paying Agent may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Subordinated Note. If any Subordinated Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, destroyed, lost or stolen, the Bank may, instead of issuing a substitute Subordinated Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Subordinated Note) upon compliance by the holder with the provisions of this paragraph.

No recourse shall be had for the payment of principal of, premium, if any, or interest on, this Subordinated Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Bank or of any successor corporation, either directly or through the Bank or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

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An “Event of Default” with respect to this Subordinated Note will occur only upon: (i) the entry by a court having jurisdiction in the premises or an administrative or governmental agency or body of (a) a decree or order for relief in respect of the Bank in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order appointing a conservator, receiver, liquidator, assignee, trustee, sequestrator or any other similar official of the Bank, or of substantially all of the property of the Bank, or ordering the winding up or liquidation of the affairs of the Bank, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (ii) the commencement by the Bank of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Bank to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding, or the filing by the Bank of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state bankruptcy, insolvency, reorganization or similar law, or the consent by the Bank to the filing of such petition or to the appointment of or taking possession by a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Bank or of substantially all of the property of the Bank, or the making by the Bank of an assignment for the benefit of creditors, or the taking of corporate action by the Bank in furtherance of any such action. If an Event of Default shall occur and be continuing, the holder of this Subordinated Note may declare the principal amount of, and accrued interest and premium, if any, on, this Subordinated Note due and payable immediately by written notice to the Bank. Upon such declaration and notice, such principal amount, accrued interest and premium, if any, shall become immediately due and payable. Any Event of Default with respect to this Subordinated Note may be waived by the holder hereof.

Payment of principal on this Subordinated Note may be accelerated only in the case of an Event of Default. There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on, this Subordinated Note or in the performance of any other obligation of the Bank under this Subordinated Note or under any other security issued by the Bank. Consistent with the requirements for the capital conservation buffer under the OCC’s regulatory capital guidelines (see 12 C.F.R. § 3.11), the Bank may be prohibited from making a distribution under this Subordinated Note, or creating an obligation to make such a distribution, if such distribution, in the aggregate, would exceed the maximum payout amount (as defined under applicable law or regulation), unless the Bank receives prior OCC approval.

Notwithstanding anything to the contrary in this Subordinated Note, to the extent then required under or pursuant to applicable laws or regulations (including,

11

without limitation, applicable capital regulations) then in effect, no repayment pursuant to an acceleration of maturity may be made on this Subordinated Note without the prior approval of any bank supervisory authority having jurisdiction over the Bank and requiring such approval. In the event of the appointment of a receiver, liquidator or conservator for the Bank, the FDIC as conservator or receiver has broad powers with respect to contracts, including the Subordinated Notes, in spite of any acceleration provision.

The Issuing and Paying Agency Agreement provides that the Bank will promptly notify, and provide copies of any such notice to, the Issuing and Paying Agent, and the Issuing and Paying Agent will promptly mail by first-class mail, postage prepaid, copies of such notice to the holders of the Subordinated Notes, upon the occurrence of an Event of Default or of the curing or waiver of an Event of Default.

Nothing contained herein shall prevent any consolidation or merger of the Bank with any other corporation, banking association or other legal entity (collectively, the “corporation”) or successive consolidations or mergers in which the Bank or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Bank as an entirety or substantially as an entirety to any other corporation authorized to acquire and operate the same; provided, however (and the Bank hereby covenants and agrees) that any such consolidation, merger, sale or conveyance shall be upon the condition that: (i) immediately after such consolidation, merger, sale or conveyance the corporation (whether the Bank or such other corporation) formed by or surviving any such consolidation or merger, or the corporation to which such sale or conveyance shall have been made, shall not be in default in the performance or observance of any of the terms, covenants and conditions of this Subordinated Note to be observed or performed by the Bank; and (ii) the corporation (if other than the Bank) formed by or surviving any such consolidation or merger, or the corporation to which such sale or conveyance shall have been made, shall be organized under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on, this Subordinated Note. In case of any such consolidation, merger, sale, conveyance, transfer or lease, and upon the assumption by the successor corporation of the due and punctual performance of all of the covenants in this Subordinated Note to be performed or observed by the Bank, such successor corporation shall succeed to and be substituted for the Bank with the same effect as if it had been named in this Subordinated Note as the Bank and thereafter the predecessor corporation shall be relieved of all obligations and covenants in this Subordinated Note and may be liquidated and dissolved.

Any action by the holder of this Subordinated Note shall bind all future holders of this Subordinated Note, and of any Subordinated Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Bank or by the Issuing and Paying Agent in pursuance of such action.

12

The Issuing and Paying Agent shall maintain at its offices a register (the register maintained in such office or any other office or agency of the Issuing and Paying Agent in Pittsburgh, Pennsylvania, herein referred to as the “Subordinated Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuing and Paying Agent shall provide for the registration of the Subordinated Notes and of transfers of the Subordinated Notes.

The transfer of this Subordinated Note is registerable in the Subordinated Note Register, upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Issuing and Paying Agent in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Issuing and Paying Agent duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No provision of this Subordinated Note shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay principal of, premium, if any, and interest on, this Subordinated Note in U.S. dollars at the times, places and rate herein prescribed in accordance with its terms.

The Bank may, from time to time, without the consent of any holder, issue additional Subordinated Notes so as to form a single tranche with this Subordinated Note. Any such additional Subordinated Notes will be “fungible” with this Subordinated Note for U.S. Federal income tax purposes. As used herein, “tranche” means all Subordinated Notes that have the same maturity date, interest payment basis, interest payment dates, if any, and other terms, except for the original issue date, issue price and initial interest payment date, if applicable.

In the event of the failure by the Bank to make payment of principal of, premium, if any, or interest on this Subordinated Note (and, in the case of payment of interest, such failure to pay shall have continued for 2 days), the Bank will, upon written demand of the holder of this Subordinated Note, pay to the holder of this Subordinated Note the whole amount then due and payable (without acceleration) on this Subordinated Note for principal, premium, if any, and interest, with interest on the overdue principal of, premium, if any, and interest on, this Subordinated Note to the extent provided for herein. If the Bank fails to pay such amount upon such demand, the holder of this Subordinated Note may, among other things, institute a judicial proceeding for the collection of such amount.

No service charge shall be made to a holder of this Subordinated Note for any transfer or exchange of this Subordinated Note, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

13

Beneficial interests represented by this Subordinated Note are exchangeable for definitive Subordinated Notes in registered form, of like tenor and of an equal aggregate principal amount, only if (x) The Depository Trust Company, as depositary (the “Depositary”) notifies the Bank that it is unwilling or unable to continue as Depositary for this Subordinated Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Bank within 90 days, or (y) the Bank in its sole discretion determines not to have such beneficial interests represented by this Subordinated Note. Any Subordinated Note representing such beneficial interests that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Subordinated Notes in registered form, of like tenor and of an equal aggregate principal amount, in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. Such definitive Subordinated Notes shall be registered in the name or names of such person or persons as the Depositary shall instruct the Issuing and Paying Agent.

This Subordinated Note may be amended, modified or supplemented by the Bank and the Issuing and Paying Agency Agreement may be amended, modified or supplemented by the Bank and the Issuing and Paying Agent, (a) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or therein, (b) to make any further modifications of the terms of the Issuing and Paying Agency Agreement necessary or desirable to allow for the issuance of any additional Subordinated Notes (which modifications shall not be materially adverse to Holders of Subordinated Notes that are then outstanding); (c) to conform any provision of this Subordinated Note to the description thereof contained in the Offering Circular and any Pricing Supplement related to the offering of this Subordinated Note, or (d) in any manner that the Bank and, in the case of the Issuing and Paying Agency Agreement, the Issuing and Paying Agent may deem necessary or desirable and which the Bank determines, as evidenced by an opinion of counsel delivered to the Issuing and Paying Agent, will not materially adversely affect the interests of the Holders of the then outstanding Subordinated Notes, to all of which each Holder of Subordinated Notes shall, by acceptance thereof, be deemed to have consented. In addition, with the written consent of the Holders of at least 66-2/3% of the principal amount of the Subordinated Notes to be affected thereby, the Bank and the Issuing and Paying Agent may from time to time and at any time enter into agreements modifying, amending or supplementing in any other respect the Issuing and Paying Agency Agreement or the provisions of this Subordinated Note for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Issuing and Paying Agency Agreement or of modifying in any manner the rights of the Holders of this Subordinated Note; provided, however, that no such modification, amendment or supplement may, without the consent of the Holder of each Subordinated Note then outstanding and affected thereby, (i) change the stated maturity date with respect to this Subordinated Note or reduce or cancel the amount payable at maturity, (ii) reduce the amount payable or modify the payment date for any interest with respect to this Subordinated Note or vary the method of

14

calculating the rate of interest with respect to this Subordinated Note, (iii) reduce any minimum interest rate and/or maximum interest rate (as such terms are defined in the Offering Circular, any applicable Global Subordinated Bank Note or any Pricing Supplement) with respect to this Subordinated Note, (iv) modify the currency in which payments under this Subordinated Note appertaining hereto are to be made, (v) reduce the percentage in principal amount of outstanding Subordinated Notes the consent of the Holders of which is necessary to modify or amend the Issuing and Paying Agency Agreement, or (vi) materially modify the redemption provisions relating to the redemption price or redemption date with respect to this Subordinated Note. Any instrument given by or on behalf of any Holder of this Subordinated Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of this Subordinated Note. Any modifications, amendments or waivers to the Issuing and Paying Agency Agreement or the provisions of this Subordinated Note will be conclusive and binding on all Holders this Subordinated Note, whether or not notation of such modifications, amendments or waivers is made upon this Subordinated Note. It will not be necessary for the consent of the Holders of this Subordinated Note to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. Subordinated Notes authenticated and delivered after the execution of any modification, amendment or supplement to the Issuing and Paying Agency Agreement may bear a notation as to any matter provided for in that modification, amendment or supplement. New Subordinated Notes modified as to conform, in the opinion of the Bank and that of the Issuing and Paying Agent, as applicable, to any modification contained in any amendment may be prepared by the Bank, authenticated by the Issuing and Paying Agent, and delivered in exchange for the Subordinated Notes then outstanding. If the Bank and the Issuing and Paying Agent effect any modification, amendment or supplement to the provisions of this Subordinated Note, the Bank will have no obligation to make a similar modification, amendment or supplement to any other Subordinated Note, irrespective of the Series to which the other Subordinated Note may belong. Neither the Bank nor any affiliate of the Bank may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Issuing and Paying Agency Agreement or any Subordinated Notes unless such consideration is offered to all Holders whose Subordinated Notes would be subject to such consent, waiver or amendment and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Prior to due presentment of this Subordinated Note for registration of transfer, the Bank, the Issuing and Paying Agent or any agent of the Bank or the Issuing and Paying Agent may treat the holder in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note be overdue, and neither the Bank, the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary except as required by applicable law.

15

All notices to the Bank under this Subordinated Note shall be in writing and addressed to the Bank at Three PNC Plaza, Three PNC Plaza, 225 Fifth Avenue, 6th Floor, Pittsburgh, Pennsylvania 15222, Attention: Lisa Kovac, or to such other address of the Bank as the Bank may notify the holder of this Subordinated Note.

This Subordinated Note shall be governed by, and construed in accordance with, the laws of the State of Pennsylvania (without regard to conflicts of laws principles) and all applicable federal laws and regulations.

16

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Subordinated Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used

though not in the above list.

17

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code, of assignee) the within Subordinated Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Subordinated Note on the books of the Issuing and Paying Agent, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Subordinated Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

18

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Bank to repay this Subordinated Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount hereof to be repaid, together with accrued and unpaid interest hereon, payable to the date of repayment, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Subordinated Note to be repaid, the undersigned must give to the Issuing and Paying Agent at its offices currently located at 116 Allegheny Center Mall, P8-YB35-02-8, Pittsburgh, Pennsylvania 15212, Attention: Securities Settlement, or at such other place or places of which the Bank shall from time to time notify the holder of this Subordinated Note, not more than 60 days nor less than 30 days prior to the date of repayment, with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Subordinated Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) which the holder elects to have repaid and specify the denomination or denominations (which shall be $250,000 or an integral multiple of $1,000 in excess thereof) of the Subordinated Notes to be issued to the holder for the portion of this Subordinated Note not being repaid (in the absence of any such specification, one such Subordinated Note will be issued for the portion not being repaid):

$
Dated:	NOTICE: The signature on this “Option to Elect Repayment” form must correspond with the name, as written upon the face of the within Subordinated Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

19

EXHIBIT B-4.1

(Form of Floating Rate Global Subordinated Bank Note)

EXHIBIT B-4.1

THIS SUBORDINATED NOTE IS AN OBLIGATION SOLELY OF PNC BANK, NATIONAL ASSOCIATION (THE “BANK”) AND WILL NOT BE AN OBLIGATION OF, OR OTHERWISE GUARANTEED BY, ANY OTHER BANK OR THE PNC FINANCIAL SERVICES GROUP, INC. OR ANY AFFILIATE THEREOF OTHER THAN THE BANK.

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS SUBORDINATED TO CLAIMS OF DEPOSITORS AND GENERAL CREDITORS, IS UNSECURED, AND IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE BANK.

UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”) TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCHAS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS SUBORDINATED NOTE IS ISSUABLE ONLY IN FULLY REGISTERED FORM IN MINIMUM DENOMINATIONS OF $250,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF. EACH OWNER OF A BENEFICIAL INTEREST IN THIS SUBORDINATED NOTE MUST BE AN INVESTOR WHO IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IS REQUIRED TO HOLD A BENEFICIAL INTEREST IN A $250,000 PRINCIPAL AMOUNT OR ANY INTEGRAL MULTIPLE OF $1,000 IN EXCESS THEREOF OF THIS SUBORDINATED NOTE AT ALL TIMES.

B-4.1-1

No. FLR- REGISTERED

CUSIP NO.:

GLOBAL SUBORDINATED BANK NOTE

(Floating Rate)

ORIGINAL ISSUE DATE:	PRINCIPAL AMOUNT:

INITIAL INTEREST RATE: %	MATURITY DATE[3]:

INTEREST RATE BASIS OR BASES:	INDEX MATURITY:

IF LIBOR:	REGULAR RECORD DATES (if other than the fifteenth calendar day (whether or not a Business Day) next preceding the applicable Interest Payment Date):
Designated LIBOR Currency:

IF FED FUNDS:
☐ Federal Funds (Effective) Rate ☐ Federal Funds Open Rate ☐ Federal Funds Target Rate

INDEX CURRENCY:

SPREAD (PLUS OR MINUS) AND/OR SPREAD MULTIPLIER:

MAXIMUM INTEREST RATE:	MINIMUM INTEREST RATE:

INTEREST PAYMENT DATES:	INTEREST PAYMENT PERIOD:

INITIAL INTEREST PAYMENT DATE:

INITIAL INTEREST RESET DATE:	INTEREST RESET PERIOD:

[3]	The Maturity Date will be five years or more from the Original Issue Date.

B-4.1-2

INTEREST RESET DATES:		CALCULATION AGENT (if other than PNC Bank, National Association):

INITIAL REDEMPTION DATE:		ANNUAL REDEMPTION PERCENTAGE REDUCTION:

INITIAL REDEMPTION PERCENTAGE:		HOLDER’S OPTIONAL REPAYMENT DATE(S)[4]:

INTEREST CALCULATION:		DAY COUNT CONVENTION
☐	Regular Floating Rate Subordinated Note	☐ 30/360 for the period from and including to but excluding .
☐	Floating Rate/Fixed Rate Subordinated Note	☐ Actual/360 for the period from and including to but excluding .
	Fixed Rate Commencement Date: Fixed Interest Rate:	☐ Actual/Actual for the period from and including to but excluding .
☐	Fixed Rate/Floating Rate Subordinated Note
Fixed Interest Rate: Initial Interest Reset Date:

☐	Step-Up Note:
Step-Up Rate Commencement Date: Step-Up Rate Adjustment:

ADDENDUM ATTACHED:		ORIGINAL ISSUE DISCOUNT:
☐	Yes	☐ Yes
☐	No	☐ No

Total Amount of OID: Yield to Maturity: Initial Accrual Period:

OTHER PROVISIONS:		DEFAULT RATE: %

[4]	No repayment will be made without the prior written approval of the Office of the Comptroller of the Currency (the “OCC”) if such approval is then required under applicable law, regulations or regulatory guidelines (including, without limitation, the applicable capital regulations and guidelines of the OCC).

B-4.1-3

PNC Bank, National Association (the “Bank”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                                         United States Dollars on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest in arrears thereon from and including the Original Issue Date specified above or from and including the most recent interest payment date on which interest on this Subordinated Note (or any predecessor Subordinated Note) has been paid or duly provided for on the Interest Payment Date or Dates specified above (each, an “Interest Payment Date”), and at maturity or upon earlier redemption or repayment, if applicable, commencing on the Initial Interest Payment Date specified above, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof and any Addendum relating hereto depending upon the Interest Rate Basis or Bases, if any, and such other terms specified above, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal and premium, if any, and on any overdue installment of interest. If no Default Rate is specified above, the Default Rate shall be the Interest Rate on this Subordinated Note specified above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Subordinated Note (or any predecessor Subordinated Note) is registered at the close of business on the Regular Record Date, which unless otherwise specified above shall be the fifteenth calendar day (whether or not a Business Day (as defined below)) next preceding the applicable Interest Payment Date (a “Regular Record Date”); provided, however, that interest payable at maturity or upon earlier redemption or repayment, if applicable, will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder as of the close of business on such Regular Record Date, and will instead be payable to the person in whose name this Subordinated Note (or any predecessor Subordinated Note) is registered at the close of business on a special record date for the payment of such defaulted interest (the “Special Record Date”) determined by the Issuing and Paying Agent (as defined below), notice of which shall be given to the holders of Subordinated Notes not less than 10 calendar days prior to such Special Record Date.

Payment of principal of, premium, if any, and interest on, this Subordinated Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Bank will at all times appoint and maintain an issuing and paying agent (which may be the Bank) (the “Issuing and Paying Agent”, which term shall include any successor Issuing and Paying Agent), authorized by the Bank to pay principal of, premium, if any, and interest on, this Subordinated Note on behalf of the Bank pursuant to an issuing and paying agency agreement (the “Issuing and Paying Agency Agreement”) and having an office or agency (the “Issuing and Paying Agent Office”) in New York City or in the city in which the Bank is headquartered (the “Place of Payment”), where this Subordinated Note may be

B-4.1-4

presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to this Subordinated Note may be served. The Bank has initially appointed PNC Bank, National Association as the Issuing and Paying Agent, with the Issuing and Paying Agent Office currently located at 116 Allegheny Center Mall, P8-YB35-02-8, Pittsburgh, Pennsylvania 15212, Attention: Security Settlements. The Bank may resign as or remove the Issuing and Paying Agent pursuant to the terms of the Issuing and Paying Agency Agreement and may appoint a successor Issuing and Paying Agent.

Payment of principal of, premium, if any, and interest on, this Subordinated Note due at maturity or upon earlier redemption or repayment, if applicable, will be made in immediately available funds upon presentation and surrender of this Subordinated Note to the Issuing and Paying Agent at the Issuing and Paying Agent Office; provided that this Subordinated Note is presented to the Issuing and Paying Agent in time for the Issuing and Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on this Subordinated Note (other than at maturity or upon earlier redemption or repayment) will be made by wire transfer to such account as has been appropriately designated to the Issuing and Paying Agent by the person entitled to such payments.

Reference herein to “this Subordinated Note”, “hereof”, “herein” and comparable terms shall include an Addendum hereto if an Addendum is specified above.

Reference is hereby made to the further provisions of this Subordinated Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

B-4.1-5

IN WITNESS WHEREOF, the Bank has caused this Subordinated Note to be duly executed.

PNC BANK, NATIONAL ASSOCIATION

By:
Authorized Signatory

Dated:

ISSUING AND PAYING AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes referred to in the Issuing and Paying Agency Agreement.

PNC BANK, NATIONAL ASSOCIATION as the Issuing and Paying Agent

By:
Authorized Signatory

B-4.1-6

[Reverse]

This Subordinated Note is one of a duly authorized issue of Subordinated Bank Notes of the Bank due five years or more from date of issue (the “Subordinated Notes”).

If any Interest Payment Date (other than an Interest Payment Date at the Maturity Date or date of earlier redemption or repayment of this Subordinated Note) would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis is LIBOR, as specified on the face hereof, and such next Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day. Except as provided above, interest payments will be made on the Interest Payment Dates shown on the face hereof. If the Maturity Date or date of earlier redemption or repayment of this Subordinated Note falls on a day which is not a Business Day, the related payment of principal of, premium, if any, and interest on, this Subordinated Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Maturity Date or date of earlier redemption or repayment, as the case may be.

The indebtedness of the Bank evidenced by this Subordinated Note, including principal, premium, if any, and interest, is unsecured and subordinate and junior in right of payment to the Bank’s obligations to its depositors (including uninsured depositors), its obligations under bankers’ acceptances and letters of credit, its obligations to secured and unsecured creditors (including obligations to holders of senior notes and general creditors and any obligations to any Federal Reserve Bank, the Federal Deposit Insurance Corporation (the “FDIC”), any Federal Home Loan Bank and any rights acquired by the FDIC as a result of loans made by the FDIC to the Bank or the purchase or guarantee of any of its assets by the FDIC, pursuant to the provisions of 12 U.S.C. Section 1823(c), (d) or (e)), its obligations with respect to claims under its other obligations, including its obligations under any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate futures or option contracts, or other financial agreement or arrangement designed to protect against fluctuations in interest rates or foreign exchange currencies, and any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar obligations in respect of such obligations, in each case whether such obligations are outstanding at this date or are hereafter incurred, other than any obligations which by their express terms rank on a parity with, or junior to, the Subordinated Notes. In addition, the Subordinated Notes may be fully subordinated to interests held by the U.S. government in the event the Bank or The PNC Financial Services Group, Inc., its parent company, enters into any receivership, insolvency, liquidation, or similar proceeding.

In case of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any

B-4.1-7

liquidation or winding-up of or relating to the Bank, whether voluntary or involuntary, all such obligations (except obligations which rank on a parity with, or junior to, the Subordinated Notes) shall be entitled to be paid in full before any payment shall be made on account of the principal of, premium, if any, or interest on this Subordinated Note. In the event of any such proceeding, after payment in full of all sums owing with respect to such prior obligations, the holder of this Subordinated Note, together with any obligations of the Bank ranking on a parity with this Subordinated Note, shall be entitled to be paid from the remaining assets of the Bank, the unpaid principal, premium, if any, and interest on this Subordinated Note and such other obligations, as applicable, before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Bank ranking junior to this Subordinated Note.

The Bank is subject to examination, regulation and supervision by the Office of the Comptroller of the Currency (“OCC”). The deposits of the Bank are insured, up to the applicable limits, by the FDIC. As a result, the Bank is also subject to regulation by the FDIC. Notwithstanding any other provisions of this Subordinated Note, including specifically those relating to subordination, events of default and covenants of the Bank, it is expressly understood and agreed that, in the event the Bank is considered “undercapitalized” as defined under applicable law, and fails to satisfactorily implement a required capital restoration plan, the Bank may be subject to restrictions and requirements applicable to “significantly undercapitalized” institutions, as defined in applicable law, or if the Bank is considered “significantly undercapitalized,” the OCC has the legal authority to require the Bank to sell shares in the Bank, enter into a merger or consolidation, or be acquired by a depository institution or a depository institution holding company. This authority supersedes and voids any default that may have occurred resulting from such OCC action. In addition, if the Bank is considered “critically undercapitalized” as defined under applicable law, the Bank will be prohibited from making principal or interest payments on this Subordinated Note without prior OCC approval.

If the Bank is placed in receivership by the OCC, any receiver or conservator of the Bank appointed by the OCC (including the FDIC) may, in the performance of its legal duties, transfer or direct the transfer of the obligations of this Subordinated Note to any entity selected by the receiver or conservator. Any entity selected in this manner shall expressly assume the obligation to pay the unpaid principal, and interest and premium, if any, on this Subordinated Note and perform all covenants and conditions in a timely manner. The completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due or related to such transaction, plan, transfer or assumption, pursuant to the provisions of this Subordinated Note, and shall serve to return the holder to the same position, other than for substitution of the original obligor, it would have occupied had no default, acceleration or subordination occurred. Notwithstanding the foregoing, however, any interest and principal previously due, other than by reason of acceleration, and not paid, shall be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein, unless the holder of this Subordinated Note has made an agreement to the contrary.

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This Subordinated Note will not be subject to any sinking fund. If so provided on the face of this Subordinated Note and subject to the prior approval, if then required, of the OCC, this Subordinated Note may be redeemed by the Bank either in whole or in part on and after the Initial Redemption Date, if any, specified on the face hereof. If no Initial Redemption Date is specified on the face hereof, this Subordinated Note may not be redeemed prior to the Maturity Date. On and after the Initial Redemption Date, if any, and subject to the prior approval, if then required, of the OCC, this Subordinated Note may be redeemed in increments of $1,000 (provided that any remaining principal amount hereof shall be at least $250,000 and no owner of a beneficial interest in this Subordinated Note shall hold a beneficial interest of less than $250,000 principal amount) at the option of the Bank at the applicable Redemption Price (as defined below), together with unpaid interest accrued hereon at the applicable rate borne by this Subordinated Note to the date of redemption (each such date, a “Redemption Date”), on written notice given not more than 60 nor less than 30 calendar days prior to the Redemption Date to the registered holder hereof. Whenever less than all the Subordinated Notes at any time outstanding are to be redeemed, the terms of the Subordinated Notes to be so redeemed shall be selected by the Bank. If less than all the Subordinated Notes with identical terms at any time outstanding are to be redeemed, the Subordinated Notes to be so redeemed shall be selected by the Issuing and Paying Agent pro rata, by lot or in any usual manner approved by it or required by the Depositary. In the event of redemption of this Subordinated Note in part only, a new Subordinated Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof. The Issuing and Paying Agent is not required to register the transfer of or exchange of any Subordinated Note that has been called for redemption in whole or in part, except the unredeemed portion of the Subordinated Notes being redeemed in part, during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of such redemption and ending at the close of business on the day of such mailing.

The “Redemption Price” in an optional redemption described in the preceding paragraph shall initially be the Initial Redemption Percentage specified on the face hereof of the principal amount of this Subordinated Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date specified on the face hereof by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

In addition, the Bank may redeem this Subordinated Note in whole but not in part at any time at a redemption price equal to the principal amount of the Note or, in the case of a Discount Note, equal to the amortized face amount as determined as of the date of redemption, together with unpaid interest accrued hereon at the applicable rate borne by

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this Subordinated Note to but excluding the date fixed for redemption (“Capital Treatment Event Redemption Date”), at any time within 90 days of a Capital Treatment Event. As used herein, “Capital Treatment Event” means the reasonable determination by the Bank that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision thereof or therein; or any official or administrative pronouncement or action or judicial decision interpreting such laws or regulations; which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date hereof, there is more than an insubstantial risk that the Bank will not be entitled to treat an amount equal to the principal amount of this Subordinated Note as Tier 2 capital, or the equivalent thereof, for purposes of the capital adequacy guidelines as in effect and applicable to the Bank on the Original Issue Date. In the event of a redemption for a Capital Treatment Event, the Bank will give irrevocable notice of its intention to redeem this Subordinated Note not more than 60 nor less than 30 days prior to the Capital Treatment Event Redemption Date.

From and after any Redemption Date or Capital Treatment Event Redemption Date, if monies for the redemption of this Subordinated Note have been made available for redemption on the applicable redemption date, this Subordinated Note will cease to bear interest, if applicable, and the only right of the holders of the Subordinated Notes shall be to receive payment of the principal amount or, in the case of a Discount Note, the amortized face amount, together with unpaid interest accrued hereon at the applicable rate borne by this Subordinated Note to the Capital Treatment Event Redemption Date.

This Subordinated Note may be subject to repayment at the option of the holder hereof in accordance with the terms hereof either in whole or in part on any Holder’s Optional Repayment Date(s), if any, specified on the face hereof; provided that no repayment shall occur earlier than five years after the Original Issue Date and this Subordinated Note will not be repayable prior to Maturity without the prior approval of the OCC if then required under applicable law, regulations or regulatory guidelines (including, without limitation, the applicable capital regulations and guidelines of the OCC). If no Holder’s Optional Repayment Date is specified on the face hereof, this Subordinated Note will not be repayable at the option of the holder hereof prior to the Maturity Date. On any Holder’s Optional Repayment Date, if any, this Subordinated Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount hereof will be at least $250,000 and no owner of a beneficial interest in this Subordinated Note will hold a beneficial interest of less than $250,000 principal amount) at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest hereon payable to the date of repayment. For this Subordinated Note to be repaid in whole or in part at the option of the holder hereof on a Holder’s Optional Repayment Date, this Subordinated Note must be delivered, with the form entitled “Option to Elect Repayment” attached hereto duly completed, to the Issuing and Paying Agent at its offices currently located at 116 Allegheny Center Mall, P8-YB35-02-8, Pittsburgh,

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Pennsylvania 15212, Attention: Security Settlements, or at such other address which the Bank shall from time to time notify the holders of the Subordinated Notes, not more than 60 nor less than 30 calendar days prior to such Holder’s Optional Repayment Date. In the event of repayment of this Subordinated Note in part only, a new Subordinated Note for the unrepaid portion hereof shall be issued in the name of the holder hereof upon the surrender hereof. Exercise of such repayment option by the holder hereof shall be irrevocable.

The interest rate borne by this Subordinated Note shall be determined as follows:

1. If this Subordinated Note is designated as a Regular Floating Rate Subordinated Note on the face hereof or if no designation is made for Interest Calculation on the face hereof, then, except as described below or in an Addendum hereto, this Subordinated Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Subordinated Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period from the Original Issue Date to but excluding the Initial Interest Reset Date will be the Initial Interest Rate.

2. If this Subordinated Note is designated as a Fixed Rate/Floating Rate Subordinated Note on the face hereof, then, except as described below or in an Addendum hereto, this Subordinated Note shall bear interest at the Fixed Interest Rate specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Subordinated Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to but excluding the Initial Interest Reset Date will be the Fixed Interest Rate; and (ii) the interest rate in effect commencing on, and including, the Initial Interest Reset Date to but excluding the Stated Maturity Date or date of earlier redemption or repayment shall be at the rate determined by reference to the applicable Interest Rate Basis or Bases shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof.

3. If this Subordinated Note is designated as a Floating Rate/Fixed Rate Subordinated Note on the face hereof, then, except as described below or in an Addendum hereto, this Subordinated Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii)

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multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Subordinated Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to but excluding the Initial Interest Reset Date will be the Initial Interest Rate; and (ii) the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to but excluding the Stated Maturity Date or date of earlier redemption or repayment shall be the Fixed Interest Rate, if such a rate is specified on the face hereof, or if no such Fixed Interest Rate is so specified, the interest rate in effect hereon on the Business Day immediately preceding the Fixed Rate Commencement Date.

4. If this Subordinated Note is designated as a Step-Up Note on the face hereof, then, unless as otherwise described below or in an Addendum hereto, this Subordinated Note will bear interest at a fixed rate of interest in effect for the period from the Original Issue Date until the Initial Interest Reset Date, as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Step-up Note is payable shall be increased as of each Interest Reset Date to a higher, predetermined rate as specified on the face hereof or in an Addendum hereto.

Notwithstanding the foregoing, if this Subordinated Note is designated on the face hereof as having an Addendum attached, this Subordinated Note shall bear interest in accordance with the terms described in such Addendum.

Except as set forth above or specified on the face hereof or in an Addendum hereto, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if LIBOR is an applicable Interest Rate Basis and if such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

Unless otherwise specified on the face hereof, any interest payable on this Subordinated Note on any Interest Payment Date will equal the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the Original Issue Date specified on the face hereof, if no interest has been paid), to but excluding the related Interest Payment Date or Maturity Date or date of earlier redemption or repayment, as the case may be.

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Unless otherwise specified on the face hereof, any accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which interest is being calculated. Unless otherwise specified on the face hereof, the interest factor for each such date will be computed by dividing the interest rate applicable to such day by 360 if the Federal Funds Rate or LIBOR is an applicable Interest Rate Basis. Unless otherwise specified on the face hereof, the interest factor for this Subordinated Note, if the interest rate is calculated with reference to two or more Interest Rate Bases, will be calculated in each period in the same manner as if only the applicable Interest Rate Bases specified on the face hereof applied.

The interest rate applicable to each day in an Interest Reset Period commencing on the related Interest Reset Date will be determined by the Calculation Agent as of the applicable Interest Determination Date and will be calculated by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, which will be calculated on such Interest Determination Date. The “Interest Determination Date” with respect to the Federal Funds Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; and the “Interest Determination Date” with respect to LIBOR shall be the second London Banking Day (as defined below) immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the “Interest Determination Date” will be the applicable Interest Reset Date. If the interest rate of this Subordinated Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the “Interest Determination Date” pertaining to this Subordinated Note shall be the latest Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

Unless otherwise specified on the face hereof, the “Calculation Date” pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date or date of earlier redemption or repayment, as the case may be. All calculations on this Subordinated Note shall be made by the Calculation Agent specified on the face hereof or such successor thereto as is duly appointed by the Bank. The determination of any interest rate by the Calculation Agent will be final and binding absent manifest error.

All percentages resulting from any calculation on this Subordinated Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 5.876545% (or 0.05876545) would be rounded to 5.87655% (or 0.0587655) and 5.876544% (or 0.05876544) would be rounded to 5.87654% (or 0.0587654)), and all dollar amounts used

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in or resulting from such calculation will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the smallest denominational unit (with one-half cent being rounded upwards).

As used herein, “Business Day” means, unless otherwise specified on the face hereof, any day that is not a Saturday or Sunday and that in New York City and in Pittsburgh, Pennsylvania is not a day on which banking institutions are authorized or required by law, regulation or executive order to close and, if an Interest Rate Basis shown on the face hereof is LIBOR, is also a London Banking Day. As used herein, unless otherwise specified on the face hereof, “London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Federal Funds Rate. If an Interest Rate Basis for this Subordinated Note is the Federal Funds Rate, as specified on the face hereof, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a “Federal Funds Rate Interest Determination Date”) in accordance with the following provisions:

(i) If “Federal Funds (Effective) Rate” is the specified Federal Funds Rate on the face hereof, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date will be the Federal Funds Rate on such date for United States dollar federal funds as published in H.15(519) opposite the caption “Federal Funds (Effective)”, as such rate is displayed on the FEDL01 Index Page of Bloomberg L.P. (“Bloomberg”) or, if such rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal Funds (Effective).” If such rate does not appear on the FEDL01 Index Page on Bloomberg or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Dealers or their affiliates) selected by the Calculation Agent, prior to 9:00 A.M., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date. As used herein, “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Federal Reserve Board.

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(ii) If “Federal Funds Open Rate” is the specified Federal Funds Rate on the face hereof, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date will be the Federal Funds Rate on such date displayed on the FEDSOPEN Index page on Bloomberg, which is the Fed Funds Opening Rate as reported by Garban Intercapital on Bloomberg, or, if such rate does not appear on FEDSOPEN Index page on Bloomberg by 3:00 P.M., New York City time, on the Calculation Date, the rate with respect to such Federal Funds Rate Interest Determination Date will be the rate on such date displayed under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”). If such rate is not displayed on FEDSOPEN Index page on Bloomberg or does not appear on Reuters Page 5 or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Dealers or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on the business day following on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

(iii) If “Federal Funds Target Rate” is the specified Federal Funds Rate on the face hereof, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Dealers or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

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LIBOR. If an Interest Rate Basis for this Subordinated Note is LIBOR, as specified on the face hereof, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a “LIBOR Interest Determination Date”) in accordance with the following provisions:

(i) With regard to any Interest Determination Date, LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency (“Reuters Page LIBOR01”) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If no such rate appears, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

(ii) With respect to a LIBOR Interest Determination Date on which no rate is displayed on Reuters Index Page LIBOR01 as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include the Dealers or their Affiliates) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

“Designated LIBOR Currency” means U.S. dollars unless a different currency is specified on the face hereof as to which LIBOR shall be calculated.

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“Principal Financial Center” means (i) New York City for U.S. dollars, or if not U.S. dollars, the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the Designated LIBOR Currency, if applicable, relates, except, in each case, that with respect to U.S. dollars, Australian dollars, Canadian dollars, euros, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be New York City, Sydney, Toronto, The City of London (solely in the case of the Designated LIBOR Currency), Wellington, Johannesburg and Zurich, respectively.

Any provision contained herein, including the determination of an Interest Rate Basis, the specification of an Interest Rate Basis, calculation of the interest rate applicable to this Subordinated Note, its Interest Payment Dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified on the face hereof.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. In addition to any Maximum Interest Rate applicable hereto pursuant to the above provisions, the interest rate on this Subordinated Note will in no event be higher than the maximum rate permitted by Pennsylvania law, as the same may be modified by United States law of general application. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. Unless otherwise specified on the face hereof, PNC Bank, National Association will be the Calculation Agent.

At the request of the holder hereof, the Calculation Agent shall provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate which shall become effective as of the next Interest Reset Date.

In case any Subordinated Note shall at any time become mutilated, destroyed, lost or stolen, and such Subordinated Note or evidence of the loss, theft or destruction thereof satisfactory to the Bank and the Issuing and Paying Agent and such other documents or proof as may be required by the Bank and the Issuing and Paying Agent shall be delivered to the Issuing and Paying Agent, the Bank shall issue and the Issuing and Paying Agent shall authenticate a new Subordinated Note, of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated Subordinated Note or in lieu of the Subordinated Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Subordinated Note, only upon receipt of evidence satisfactory to the Bank and the Issuing and Paying Agent that such Subordinated Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Bank and the Issuing and Paying Agent. Upon the issuance of any substituted Subordinated Note, the Bank and the Issuing and Paying Agent may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Subordinated Note. If any

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Subordinated Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, destroyed, lost or stolen, the Bank may, instead of issuing a substitute Subordinated Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Subordinated Note) upon compliance by the holder with the provisions of this paragraph.

No recourse shall be had for the payment of principal of, premium, if any, or interest on, this Subordinated Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Bank or of any successor corporation, either directly or through the Bank or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

An “Event of Default” with respect to this Subordinated Note will occur only upon: (i) the entry by a court having jurisdiction in the premises or an administrative or governmental agency or body of (a) a decree or order for relief in respect of the Bank in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order appointing a conservator, receiver, liquidator, assignee, trustee, sequestrator or any other similar official of the Bank, or of substantially all of the property of the Bank, or ordering the winding up or liquidation of the affairs of the Bank, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (ii) the commencement by the Bank of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Bank to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding, or the filing by the Bank of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state bankruptcy, insolvency, reorganization or similar law, or the consent by the Bank to the filing of such petition or to the appointment of or taking possession by a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Bank or of substantially all of the property of the Bank, or the making by the Bank of an assignment for the benefit of creditors, or the taking of corporate action by the Bank in furtherance of any such action. If an Event of Default shall occur and be continuing, the holder of this Subordinated Note may declare the principal amount of, and accrued interest and premium, if any, on, this Subordinated Note due and payable immediately by written notice to the Bank. Upon such declaration and notice, such principal amount, accrued interest and premium, if any, shall become immediately due and payable. Any Event of Default with respect to this Subordinated Note may be waived by the holder hereof.

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Payment of principal on this Subordinated Note may be accelerated only in the case of an Event of Default. There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on, this Subordinated Note or in the performance of any other obligation of the Bank under this Subordinated Note or under any other security issued by the Bank. Consistent with the requirements for the capital conservation buffer under the OCC’s regulatory capital guidelines (see 12 C.F.R. § 3.11), the Bank may be prohibited from making a distribution under this Subordinated Note, or creating an obligation to make such a distribution, if such distribution, in the aggregate, would exceed the maximum payout amount (as defined under applicable law or regulation), unless the Bank receives prior OCC approval.

Notwithstanding anything to the contrary in this Subordinated Note, to the extent then required under or pursuant to applicable laws or regulations (including, without limitation, applicable capital regulations) then in effect, no repayment pursuant to an acceleration of maturity may be made on this Subordinated Note without the prior approval of any bank supervisory authority having jurisdiction over the Bank and requiring such approval. In the event of the appointment of a receiver, liquidator or conservator for the Bank, the FDIC as conservator or receiver has broad powers with respect to contracts, including the Subordinated Notes, in spite of any acceleration provision.

The Issuing and Paying Agency Agreement provides that the Bank will promptly notify, and provide copies of any such notice to, the Issuing and Paying Agent, and the Issuing and Paying Agent will promptly mail by first-class mail, postage prepaid, copies of such notice to the holders of the Subordinated Notes, upon the occurrence of an Event of Default or of the curing or waiver of an Event of Default.

Nothing contained herein shall prevent any consolidation or merger of the Bank with any other corporation, banking association or other legal entity (collectively, the “corporation”) or successive consolidations or mergers in which the Bank or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Bank as an entirety or substantially as an entirety to any other corporation authorized to acquire and operate the same; provided, however (and the Bank hereby covenants and agrees) that any such consolidation, merger, sale or conveyance shall be upon the condition that: (i) immediately after such consolidation, merger, sale or conveyance the corporation (whether the Bank or such other corporation) formed by or surviving any such consolidation or merger, or the corporation to which such sale or conveyance shall have been made, shall not be in default in the performance or observance of any of the terms, covenants and conditions of this Subordinated Note to be observed or performed by the Bank; and (ii) the corporation (if other than the Bank) formed by or surviving any such consolidation or merger, or the corporation to which such sale or conveyance shall have been made, shall be organized under the laws of the United States of America or any state thereof or the District of Columbia and shall

B-4.1-19

expressly assume the due and punctual payment of the principal of, premium, if any, and interest on, this Subordinated Note. In case of any such consolidation, merger, sale, conveyance, transfer or lease, and upon the assumption by the successor corporation of the due and punctual performance of all of the covenants in this Subordinated Note to be performed or observed by the Bank, such successor corporation shall succeed to and be substituted for the Bank with the same effect as if it had been named in this Subordinated Note as the Bank and thereafter the predecessor corporation shall be relieved of all obligations and covenants in this Subordinated Note and may be liquidated and dissolved.

Any action by the holder of this Subordinated Note shall bind all future holders of this Subordinated Note, and of any Subordinated Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Bank or by the Issuing and Paying Agent in pursuance of such action.

The Issuing and Paying Agent shall maintain at its offices a register (the register maintained in such office or any other office or agency of the Issuing and Paying Agent in Pittsburgh, Pennsylvania herein referred to as the “Subordinated Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuing and Paying Agent shall provide for the registration of the Subordinated Notes and of transfers of the Subordinated Notes.

The transfer of this Subordinated Note is registerable in the Subordinated Note Register, upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Issuing and Paying Agent in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Issuing and Paying Agent duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No provision of this Subordinated Note shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay principal of, premium, if any, and interest on this Subordinated Note in U.S. dollars at the times, places and rate herein prescribed in accordance with its terms.

The Bank may, from time to time, without the consent of any holder, issue additional Subordinated Notes so as to form a single tranche with this Subordinated Note. Any such additional Subordinated Notes will be “fungible” with this Subordinated Note for U.S. Federal income tax purposes. As used herein, “tranche” means all Subordinated Notes that have the same maturity date, interest payment basis, interest payment dates, if any, and other terms, except for the original issue date, issue price and initial interest payment date, if applicable.

In the event of the failure by the Bank to make payment of principal of, premium, if any, or interest on this Subordinated Note (and, in the case of payment of interest, such

B-4.1-20

failure to pay shall have continued for 2 days), the Bank will, upon written demand of the holder of this Subordinated Note, pay to the holder of this Subordinated Note the whole amount then due and payable (without acceleration) on this Subordinated Note for principal, premium, if any, and interest, with interest on the overdue principal of, premium, if any, and interest on, this Subordinated Note to the extent provided for herein. If the Bank fails to pay such amount upon such demand, the holder of this Subordinated Note may, among other things, institute a judicial proceeding for the collection of such amount.

No service charge shall be made to a holder of this Subordinated Note for any transfer or exchange of this Subordinated Note, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Beneficial interests represented by this Subordinated Note are exchangeable for definitive Subordinated Notes in registered form, of like tenor and of an equal aggregate principal amount, only if (x) The Depository Trust Company, as depositary (the “Depositary”) notifies the Bank that it is unwilling or unable to continue as Depositary for this Subordinated Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Bank within 90 days, or (y) the Bank in its sole discretion determines not to have such beneficial interests represented by this Subordinated Note. Any Subordinated Note representing such beneficial interests that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Subordinated Notes in registered form, of like tenor and of an equal aggregate principal amount, in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. Such definitive Subordinated Notes shall be registered in the name or names of such person or persons as the Depositary shall instruct the Issuing and Paying Agent.

Prior to due presentment of this Subordinated Note for registration of transfer, the Bank, the Issuing and Paying Agent or any agent of the Bank or the Issuing and Paying Agent may treat the holder in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note be overdue, and neither the Bank, the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary except as required by applicable law.

This Subordinated Note may be amended, modified or supplemented by the Bank and the Issuing and Paying Agency Agreement may be amended, modified or supplemented by the Bank and the Issuing and Paying Agent, (a) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or therein, (b) to make any further modifications of the terms of the Issuing and Paying Agency Agreement necessary or desirable to allow for the issuance of any additional Subordinated Notes (which modifications shall not be materially adverse

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to Holders of Subordinated Notes that are then outstanding); (c) to conform any provision of this Subordinated Note to the description thereof contained in the Offering Circular and any Pricing Supplement related to the offering of this Subordinated Note, or (d) in any manner that the Bank and, in the case of the Issuing and Paying Agency Agreement, the Issuing and Paying Agent may deem necessary or desirable and which the Bank determines, as evidenced by an opinion of counsel delivered to the Issuing and Paying Agent, will not materially adversely affect the interests of the Holders of the then outstanding Subordinated Notes, to all of which each Holder of Subordinated Notes shall, by acceptance thereof, be deemed to have consented. In addition, with the written consent of the Holders of at least 66-2/3% of the principal amount of the Subordinated Notes to be affected thereby, the Bank and the Issuing and Paying Agent may from time to time and at any time enter into agreements modifying, amending or supplementing in any other respect the Issuing and Paying Agency Agreement or the provisions of this Subordinated Note for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Issuing and Paying Agency Agreement or of modifying in any manner the rights of the Holders of this Subordinated Note; provided, however, that no such modification, amendment or supplement may, without the consent of the Holder of each Subordinated Note then outstanding and affected thereby, (i) change the stated maturity date with respect to this Subordinated Note or reduce or cancel the amount payable at maturity, (ii) reduce the amount payable or modify the payment date for any interest with respect to this Subordinated Note or vary the method of calculating the rate of interest with respect to this Subordinated Note, (iii) reduce any minimum interest rate and/or maximum interest rate (as such terms are defined in the Offering Circular, any applicable Global Subordinated Bank Note or any Pricing Supplement) with respect to this Subordinated Note, (iv) modify the currency in which payments under this Subordinated Note appertaining hereto are to be made, (v) reduce the percentage in principal amount of outstanding Subordinated Notes the consent of the Holders of which is necessary to modify or amend the Issuing and Paying Agency Agreement, or (vi) materially modify the redemption provisions relating to the redemption price or redemption date with respect to this Subordinated Note. Any instrument given by or on behalf of any Holder of this Subordinated Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of this Subordinated Note. Any modifications, amendments or waivers to the Issuing and Paying Agency Agreement or the provisions of this Subordinated Note will be conclusive and binding on all Holders this Subordinated Note, whether or not notation of such modifications, amendments or waivers is made upon this Subordinated Note. It will not be necessary for the consent of the Holders of this Subordinated Note to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. Subordinated Notes authenticated and delivered after the execution of any modification, amendment or supplement to the Issuing and Paying Agency Agreement may bear a notation as to any matter provided for in that modification, amendment or supplement. New Subordinated Notes modified as to conform, in the opinion of the Bank and that of the Issuing and Paying Agent, as

B-4.1-22

applicable, to any modification contained in any amendment may be prepared by the Bank, authenticated by the Issuing and Paying Agent, and delivered in exchange for the Subordinated Notes then outstanding. If the Bank and the Issuing and Paying Agent effect any modification, amendment or supplement to the provisions of this Subordinated Note, the Bank will have no obligation to make a similar modification, amendment or supplement to any other Subordinated Note, irrespective of the Series to which the other Subordinated Note may belong. Neither the Bank nor any affiliate of the Bank may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Issuing and Paying Agency Agreement or any Subordinated Notes unless such consideration is offered to all Holders whose Subordinated Notes would be subject to such consent, waiver or amendment and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

All notices to the Bank under this Subordinated Note shall be in writing and addressed to the Bank at Three PNC Plaza, Three PNC Plaza, 225 Fifth Avenue, 6th Floor, Pittsburgh, Pennsylvania 15222, Attention: Lisa Kovac, or to such other address of the Bank as the Bank may notify the holder of this Subordinated Note.

This Subordinated Note shall be governed by, and construed in accordance with, the laws of the State of Pennsylvania (without regard to conflicts of laws principles) and all applicable federal laws and regulations.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Subordinated Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used

though not in the above list.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code, of assignee) the within Subordinated Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Subordinated Note on the books of the Issuing and Paying Agent, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Subordinated Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

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OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Bank to repay this Subordinated Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount hereof to be repaid, together with accrued and unpaid interest hereon, payable to the date of repayment, to the undersigned, at

.

(Please print or typewrite name and address of the undersigned)

For this Subordinated Note to be repaid, the undersigned must give to the Issuing and Paying Agent at its offices currently located at 116 Allegheny Center Mall, P8-YB35-02-8, Pittsburgh, Pennsylvania 15212, Attention: Securities Settlement, or at such other place or places of which the Bank shall from time to time notify the holder of this Subordinated Note, not more than 60 days nor less than 30 days prior to the date of repayment, with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Subordinated Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) which the holder elects to have repaid and specify the denomination or denominations (which shall be $250,000 or an integral multiple of $1,000 in excess thereof) of the Subordinated Notes to be issued to the holder for the portion of this Subordinated Note not being repaid (in the absence of any such specification, one such Subordinated Note will be issued for the portion not being repaid):

$ Dated:	NOTICE: The signature on this “Option to Elect Repayment” form must correspond with the name, as written upon the face of the within Subordinated Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

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